UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2017 (March 16, 2017)

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (615) 255-0068

Not Applicable
____________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

The Audit Committee (the "Audit Committee") of the Board of Directors of Cumberland Pharmaceuticals Inc. (the "Company"), has completed a review of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.
As a result of this review, on March 16, 2017, the Audit Committee informed KPMG LLP of its decision to not retain KPMG LLP as the Company's independent registered public accounting firm, effective as of March 10, 2017, the date of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2016.  In addition, on March 16, 2017, the Audit Committee selected BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.
During the Company's fiscal years ended December 31, 2015 and 2016, and the subsequent interim period through March 10, 2017, there were (i) no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG LLP's satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in its report on the Company's consolidated financial statements for the relevant year, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The audit reports of KPMG LLP on the consolidated financial statements of the Company as of December 31, 2015 and 2016, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
On March 16, 2017, the Company provided KPMG LLP with a copy of the Auditor Current Report and requested KPMG LLP to, as promptly as possible, furnish the Company with a letter (the "KPMG Letter") addressed to the SEC stating whether KPMG LLP agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of the KPMG letter will be filed with the Commission by amendment to the Auditor Current Report within 2 business days after receipt from KPMG LLP.
During the Company's fiscal years ended December 31, 2015 and 2016, and the subsequent interim period through March 16, 2017, neither the Company, nor anyone on its behalf, consulted with BDO USA, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements; and as such, no written report or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issues; or (ii) any matter that was either the subject of a "disagreement" or a "reportable event" (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

March 16, 2017	By: Michael Bonner

Name: Michael Bonner
Title: Chief Financial Officer